UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 05, 2022
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Pinterest, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 762-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 6, 2022, Pinterest, Inc. (the “Company”) announced that it has entered into a cooperation agreement with Elliott Investment Management L.P. (together, with its affiliates, collectively “Elliott”) after several months of constructive dialogue (the “Cooperation Agreement”).
Pursuant to the Cooperation Agreement, the Company has appointed Marc Steinberg to the Company’s Board of Directors (the “Board”), effective as of December 16, 2022, as a Class I director with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Company also agreed to nominate Mr. Steinberg for re-election at the 2023 Annual Meeting for a term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The Cooperation Agreement provides for customary director replacement rights, pursuant to which the Company and Elliott have agreed to cooperate to select a mutually acceptable successor director in the event Mr. Steinberg ceases to serve as a director. The Company’s obligations with respect to, among other things, the appointment of Mr. Steinberg, the nomination of Mr. Steinberg for election at the 2023 Annual Meeting, and the replacement of Mr. Steinberg upon departure from the Board terminate in certain circumstances, including if Elliott has a net long position in the Company of less than 4.3% of the Company’s then outstanding shares of Class A common stock.

The Cooperation Agreement will remain effective until the later of (i) the date that is 30 calendar days prior to the notice deadline for non-proxy access stockholder nominations of director candidates for election to the Board at the Company’s 2026 Annual Meeting and (ii) 20 calendar days after the date on which Marc Steinberg (or any replacement director) has ceased to serve on the Board.

Pursuant to the Cooperation Agreement, Elliott has agreed to abide by certain voting commitments and standstill restrictions. The Cooperation Agreement also contains a customary mutual non-disparagement provision.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On December 5, 2022, Marc Steinberg was appointed to the Board effective December 16, 2022 as a Class I director. The Board has affirmatively determined that Mr. Steinberg is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Steinberg has also been appointed to the Company’s Audit and Risk Committee effective as of December 16, 2022.

Mr. Steinberg will receive compensation consistent with that received by the Company’s other non-employee directors, as described in the Company’s proxy statement on Schedule 14A for the 2022 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on April 13, 2022.

There are no arrangements or understandings between Mr. Steinberg and any other person pursuant to which Mr. Steinberg was appointed as a director other than with respect to the matters referred to in Item 1.01. Mr. Steinberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 6, 2022, the Company issued a press release announcing the Cooperation Agreement and Mr. Steinberg’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the

Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Cooperation Agreement, dated December 6, 2022, by and among Elliott Associates, L.P., Elliott International L.P. and Pinterest, Inc.
99.1	Press Release issued by Pinterest, Inc., dated December 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: December 6, 2022	By:	/s/ Wanjiku Walcott
Wanjiku J. Walcott
Chief Legal Officer and Secretary